                                                                    EXHIBIT 10.6

                    ADDENDUM TO REGISTRATION RIGHTS AGREEMENT

     Reference is made to each of those Registration Rights Agreements, dated as of January 12, 2007 (the "Registration Rights Agreements"), between Towerstream
Corporation, a Delaware corporation (the "Company") and each of the subscribers
(the "Subscribers") issued to Subscribers for Units (as defined in the Company's
Confidential Private Placement Memorandum (the "PPM") dated December 21, 2006, as supplemented to date). The Company hereby provides the following Addendum
(this "Addendum") to the Registration Rights Agreements for the benefit of each
Subscriber. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Subscription Agreements or the PPM.

     The Company hereby covenants and agrees that notwithstanding anything to the contrary contained in the Registration Rights Agreements, each Registration
Rights Agreement shall be, without any further action by the Investors or the
Company, amended such that the Investors shall receive the benefit of any more favorable terms contained in that certain Registration Rights Agreement, dated as of January 12, 2007, by and among the Company and the purchasers of the
Company's 8% Convertible Debentures due December 31, 2009, provided the
Investors shall also agree to any further terms or conditions of such more favorable terms as a condition thereof. For the absence of doubt, the
Registration Rights Agreements issued in connection with the Units shall provide the following further terms and provisions::

     1. The definition of "Registrable Securities" is hereby deleted and replaced with the following:

          (a) "REGISTRABLE SECURITIES" MEANS (i) all of the Shares of Common
Stock issuable upon purchase of the Units, (ii) all shares of Common Stock issuable upon exercise of the Warrants issued to a purchaser of Units, (iii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Subscription Addendum dated January 15, 2007 of which this
Registration Rights Addendum is a part (the "Subscription Addendum") or the
Warrants (in each case, without giving effect to any limitations on conversion set forth in the Warrants or limitations on exercise set forth in the Warrants)
other than as a result of any "ratchet-type" provision, and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

     2. The liquidated damages provision set forth in Section 1.2(b) of the
Registration Rights Agreement is hereby deleted and replaced with the following:

          Except in accordance with Section 1.9, if: (i) the Registration
          Statement is not filed on or prior to the Filing Date; or (ii) the
          Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified
          (orally or in writing, whichever is earlier) by the Commission that a
          Registration Statement will not be "reviewed," or not subject to further review (provided the filed Registration Statement otherwise complies with the Securities Act); or (iii) a Registration Statement filed or required to be filed

          hereunder is not declared effective by the Commission by its
          Effectiveness Date; or (iv) after the Effectiveness Date, a
          Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Investors are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days), (any such failure or breach being referred to as an "Event", and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iv) the date on which such 10 or 40 calendar day period, as applicable, is exceeded, each being referred being referred to as
          "Event Date"), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable
          Event shall not have been cured by such date) until the applicable
          Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, an amount equal to 1.0% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement, up to a maximum of 6.0%, during which such Event continues uncured. While such Event continues, such liquidated damages shall be paid not less often than every thirty (30)
          days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) business days following the date on which such Event has been cured by the Company.
          The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

     3. The following provision is hereby incorporated into the Registration
Rights Agreement:

          Not less than five Trading Days prior to the filing of each
          Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i)
          furnish to each Unit purchaser copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such
          Investors and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable

          opinion of respective counsel to each Unit purchaser, to conduct a reasonable investigation within the meaning of the Securities Act. The
          Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which all of the Unit purchasers shall reasonably object in good faith, provided that the
          Company is notified of such objection in writing no later than 5
          Trading Days after the Unit purchasers have been so furnished copies of a Registration Statement or 1 Trading Day after the Unit purchasers have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Unit purchaser agrees to furnish to the
          Company a completed questionnaire in the form attached to the
          Debenture Agreement as Annex B (a "Selling Shareholder Questionnaire")
          not less than two Trading Days prior to the Filing Date or by the end of the fourth Trading Day following the date on which such Unit purchasers receives draft materials in accordance with this paragraph.

          In the event of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued
          availability of a Registration Statement or Prospectus, and the
          Company is required to provide such development or information to any
          Unit Purchaser, it shall do so provided that any and all of such information shall remain confidential to each recipient thereof until such information otherwise becomes public, unless disclosure by such person is required by law; provided, further, that notwithstanding each agreement to keep such information confidential, the Unit purchasers make no acknowledgement that any such information is material, non-public information.

     4. The following provision is hereby incorporated into the Registration
Rights Agreement:

          If during the Effectiveness Period, the number of Registrable
          Securities at any time exceeds 100% of the number of Shares then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Investors of not less than the number of such
          Registrable Securities.

     5. Section 1.9 of the Registration Rights Agreement, "Market Stand-Off
Agreement" is hereby deleted and replaced with the following:

          Each Investor hereby agrees that during the Effectiveness Period it will not, without the prior written consent of the Company and the managing underwriter (if a managing or lead underwriter is appointed), during the period commencing on the date of the final prospectus relating to a firm commitment underwritten public offering of the
          Company offering a minimum of $20 million of securities and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including
          (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock
          (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the
          Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common
          Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants shall not apply to the sale of any shares by an Investor to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Investors if all the Company's executive officers, directors and greater than five percent (5%) stockholders enter into similar agreements. Each Investor agrees to execute an agreement(s)
          reflecting (i) and (ii) above as may be requested by the managing or lead underwriters at the time of the underwritten public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and
          (ii) above. The underwriters in connection with the Company's initial underwritten public offering are intended third party beneficiaries of the covenants of this provision and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

     6. In addition to the terms defined elsewhere in this Addendum, the following terms shall have the meanings set forth in this Paragraph 6:

          (a) "Common Stock Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common
Stock.

          (b) "Prospectus" means the prospectus included in a Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the
Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable
Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          (c) "Trading Day" means a day on which the Common Stock is traded on the following markets or exchanges on which the Common Stock is listed or quoted for trading: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq
Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or
the OTC Bulletin Board.

     IN WITNESS WHEREOF, the Company has executed this Addendum as of the __th day of January, 2007.

                                        TOWERSTREAM CORPORATION

                                        By:
                                            ------------------------------------
                                            Name: Jeffrey M. Thompson
                                            Title: Chief Executive Officer